QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-232253, 333-232255, 333-219867, 333-219869, 333-205694, 333-189336, 333-151728 and 333-117602) and on Form S-3 (Nos. 333-214882 and 333-215747) of Celldex Therapeutics, Inc. of our report dated March 26, 2020 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 26, 2020

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM